UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 6, 2009

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 6, 2009, SMTC Corporation (the “Company”) convened its 2009 Annual Meeting of Stockholders.

At the meeting, the stockholders of the Company voted affirmatively for the election of Mr. Thomas Cowan and Mr. Alex Walker to the Board of Directors.

The Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate the division of the Board of Directors into three classes and to change the term of office to one year (the “Charter Amendments”). 53.7% of total shares outstanding and entitled to vote were voted in favor of this proposal.

The Company will file with the Secretary of State of the State of Delaware an amendment and restatement of the Charter implementing the Charter Amendments, a copy of which is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit Number	Description
99.1	SMTC Corporation Fourth Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: July 10, 2009

	By:	/s/ Jane Todd
	Name:	Jane Todd
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	SMTC Corporation Fourth Amended and Restated Certificate of Incorporation